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                                  EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-57985) of Docucorp International, Inc. of our report dated October 1, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 1, 2004 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Dallas, Texas
October 14, 2004






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